Registration No. 333-
========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)

                  Delaware                                     38-0549190
(State or other jurisdiction of incorporation or            (I.R.S. Employer
               organization)                               Identification No.)

                                The American Road
                          Dearborn, Michigan 48121-1899
               (Address of principal executive offices) (Zip Code)



            PRIMUS AUTOMOTIVE FINANCIAL SERVICES, INC. PRIME ACCOUNT
                            (Full Title of the Plan)

                              J. M. RINTAMAKI, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                          Dearborn, Michigan 48121-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)

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                                          CALCULATION OF REGISTRATION FEE


                                                      Proposed maximum        Proposed maximum
        Title of                                     offering price per      aggregate offering
    securities to be           Amount to be             obligation**               price**          Amount of registration
       registered               registered*                                                                   fee
------------------------- ------------------------ ----------------------- ------------------------ ========================
Common Stock,                     12,000
$1.00 par value                   shares                  $43.4375                $521,250                  $153.77
------------------------- ------------------------ ----------------------- ------------------------ ========================

    *The number of shares being registered represents the maximum number of additional shares not registered heretofore that may be acquired by Fidelity
Management Trust Company, as trustee under the Trust Agreement established as of December 29, 1995, as amended, and as trustee under the Plan, during 1998 and during subsequent years until a new Registration Statement becomes effective.

     **Based on the when issued market price of Common Stock of the Company on April 1, 1998 in accordance with Rule 457(c) under the Securities Act of 1933.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

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                                        -2-


            PRIMUS AUTOMOTIVE FINANCIAL SERVICES, INC. PRIME ACCOUNT

                             ----------------------

INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS


     The contents of Registration Statement Nos. 333-47451 and 33-58861 are incorporated herein by reference.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents filed or to be filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

                              --------------------

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8. Exhibits.

Exhibit 4.A  -      Primus Automotive Financial Services, Inc. Prime Account.
                    Filed as Exhibit 4.A to Registration Statement No. 333-47451
                    and incorporated herein by reference.

Exhibit 4.B  -      Copy of Amendment effective as of March 2, 1998 to the
                    Primus Automotive Financial Services, Inc. Prime Account.
                    Filed as Exhibit 4.B to Registration Statement No.
                    333-47451 and incorporated herein by reference.

Exhibit 4.C  -      Copy of Trust Agreement dated as of December 29, 1995
                    between Primus Automotive Financial Services, Inc. and
                    Fidelity Management Trust Company, as Trustee.  Filed as
                    Exhibit 4.2 to Amendment No. 1 to Registration Statement No.
                    33-58861 and incorporated herein by reference.

Exhibit 5.A  -      Opinion of Peter Sherry, Jr., an Assistant Secretary and
                    Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder.  Filed with
                    this Registration Statement.

Exhibit 5.B  -      Opinion of J. Gordon Christy, an Attorney of Ford Motor
                    Company, with respect to compliance requirements of the
                    Employee Retirement Income Security Act of 1974.  Filed
                    with this Registration Statement.



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                                   -3-


Exhibit 23   -      Consent of Independent Certified Public Accountants.  Filed
                    with this Registration Statement.

Exhibit 24.A -      Powers of Attorney authorizing signature.  Filed as Exhibit
                    24.A to Registration Statement No. 333-49545 and
                    incorporated herein by reference.

Exhibit 24.B -      Certified resolutions of Board of Directors authorizing
                    signature pursuant to a power of attorney.  Filed as Exhibit
                    24.B to Registration Statement No. 333-49545 and
                    incorporated herein by reference.




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                                        -4-



                                   SIGNATURES


    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on this 7th day of April, 1998.




                                   PRIMUS AUTOMOTIVE FINANCIAL SERVICES, INC.
                                   PRIME ACCOUNT



                                   By:/s/Toby N. Hynes
                                      ----------------------------------------
                                      Toby N. Hynes, Committee Member
                                      Primus Automotive Financial Services, Inc.
                                      Prime Account Committee


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                                   -5-



    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 7th day of April, 1998.



                                     FORD MOTOR COMPANY

                                     By:  Alex Trotman*
                                        -----------------------------------
                                         (Alex Trotman)
                                         Chairman of the Board of Directors


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

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

Signature                              Title                                      Date
---------                              -----                                      ----
                             Director and Chairman of the
                             Board of Directors, President
                             and Chief Executive Officer
Alex Trotman*                (principal executive officer)                      April 7, 1998
------------------------
(Alex Trotman)



Michael D. Dingman*          Director                                           April 7, 1998
------------------------
(Michael D. Dingman)


                             Director, Vice President-Ford
                             and President and Chief
                             Operating Officer,
Edsel B. Ford II*            Ford Motor Credit Company                          April 7, 1998
------------------------
(Edsel B. Ford II)



William Clay Ford*            Director                                          April 7, 1998
------------------------
(William Clay Ford)


                              Director and Chairman
William Clay Ford, Jr.*       of the Finance Committee                          April 7, 1998
------------------------
(William Clay Ford, Jr.)


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                                        -6-

Signature                              Title                                      Date
---------                              -----                                      ----

Irvine O. Hockaday, Jr.*     Director                                           April 7, 1998
-------------------------
(Irvine O. Hockaday, Jr.)



Marie-Josee Kravis*          Director                                           April 7, 1998
-------------------------
(Marie-Josee Kravis)



Ellen R. Marram*             Director                                           April 7, 1998
-------------------------
(Ellen R. Marram)



Homer A. Neal*               Director                                           April 7, 1998
-------------------------
(Homer A. Neal)



Carl E. Reichardt*           Director                                           April 7, 1998
-------------------------
(Carl E. Reichardt)



John L. Thornton*            Director                                           April 7, 1998
-------------------------
(John L. Thornton)


                             Executive Vice President
                             and Chief Financial Officer
John M. Devine*              (principal financial officer)                      April 7, 1998
-------------------------
(John M. Devine)


                             Corporate Controller
William J. Cosgrove*         (principal accounting officer)                     April 7, 1998
-------------------------
(William J. Cosgrove)



*By:/s/K. S. Lamping
    ---------------------
    (K. S. Lamping,
     Attorney-in-Fact)


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                                        -7-


                                  EXHIBIT INDEX
                                  -------------
                                                                Sequential Page
                                                                at Which Found
                                                                (or Incorporated
                                                                by Reference)
                                                                ---------------

Exhibit 4.A  - Primus Automotive Financial Services, Inc. Prime
               Account. Filed as Exhibit 4.A to Registration
               Statement No. 333-47451 and incorporated herein by reference.

Exhibit 4.B  - Copy of Amendment effective as of March 2, 1998 to the Primus Automotive Financial Services, Inc.
               Prime Account.  Filed as Exhibit 4.B to
               Registration Statement No. 333-47451 and incorporated herein by reference.

Exhibit 4.C  - Copy of Trust Agreement dated as of December 29,
               1995 between Primus Automotive Financial
               Services, Inc. and Fidelity Management Trust
               Company, as Trustee. Filed as Exhibit 4.2 to Amendment No. 1 to Registration Statement No. 33-58861 and incorporated herein by reference.

Exhibit 5.A  - Opinion of Peter Sherry, Jr., an Assistant
               Secretary and Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.B  - Opinion of J. Gordon Christy, an Attorney of
               Ford Motor Company, with respect to compliance requirements of the Employee Retirement Income
               Security Act of 1974.  Filed with this
               Registration Statement.

Exhibit 23   - Consent of Independent Certified Public Accountants.
               Filed with this Registration Statement.

Exhibit 24.A - Powers of Attorney authorizing signature.
               Filed as Exhibit 24.A to Registration Statement
               No. 333-49545 and incorporated herein by reference.

Exhibit 24.B - Certified resolutions of Board of Directors
               authorizing signature pursuant to a power of attorney. Filed as Exhibit 24.B to Registration Statement No. 333-49545 and incorporated herein by reference.